                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
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     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           KMART HOLDING CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     1)   Title of each class of securities to which transaction applies:
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     2)   Aggregate number of securities to which transaction applies:
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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     1)   Amount Previously Paid:
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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
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CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                                       KMART HOLDING CORPORATION
                                                       3100 WEST BIG BEAVER ROAD
                                                            TROY, MICHIGAN 48084

     2004 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

           Day:              May 25, 2004
           Time:             10:00 a.m. eastern time
           Place:            Kmart Resource Center
                             3100 West Big Beaver Road
                             Troy, Michigan 48084

We invite you to attend the annual meeting of Kmart Holding Corporation ("Kmart," "Company," "we," "our" or "us") to:

1. Ratify the appointment of BDO Seidman, LLP by the Audit Committee as our independent auditors for fiscal year 2004;

2.       Approve the Company's incentive plans and grant of shares; and

3. Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The Record Date for this Annual Meeting is March 26, 2004. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying 2004 Proxy Statement.

This Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be mailed to our shareholders on or about April 8, 2004.

It is important that your stock be represented at the meeting. Shareholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) via the internet or (4) by completing and mailing the enclosed proxy card in the return envelope. Specific instructions for voting by telephone or via the internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace an earlier vote.

By Order of the Board of Directors

Julian C. Day                            Harold W. Lueken
President and                            Senior Vice President,
Chief Executive Officer                  General Counsel and Corporate Secretary

April 8, 2004

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS........................................................       1
    -    What is a Proxy?....................................................       1
    -    What is a Proxy Statement?..........................................       1
    -    What is the purpose of this Annual Meeting?.........................       1
    -    Why are we not voting for the Directors? ...........................       1
    -    Who is entitled to vote?............................................       1
    -    How do I vote?......................................................       1
    -    How do I vote by telephone or by the internet?......................       1
    -    Can I change my vote after I have voted?............................       2
    -    Can I revoke a proxy?...............................................       2
    -    What does it mean if I get more than one proxy card?................       2
    -    What makes a quorum?................................................       2
    -    How does the voting work?...........................................       2
    -    Who may attend the Annual Meeting?..................................       2

CORPORATE GOVERNANCE.........................................................       3
    -    Corporate Governance Practices......................................       3
    -    Director Independence...............................................       3
    -    Board of Directors..................................................       4
    -    Committees of the Board of Directors................................       6
    -    Annual Board Compensation...........................................       7
    -    Communications with the Board of Directors..........................       7

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP....................................       8
    -    Security Ownership of Management and Board Members..................       8
    -    Security Ownership of Certain Beneficial Owners.....................       9

CERTAIN RELATIONSHIPS AND TRANSACTIONS.......................................       9

ITEM 1.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS................       9
    -    Independent Auditor Fees............................................       9
          -  Audit Fees......................................................       9
          -  Audit-Related Fees..............................................      10
          -  Tax Fees........................................................      10
          -  All Other Fees..................................................      10
    -    Report of the Audit Committee.......................................      10
    -    Audit Committee Pre-approval Policies and Procedures................      11

ITEM 2.  APPROVAL OF INCENTIVE PLANS.........................................      11
    -    Kmart Holding Corporation Long Term Incentive Plan..................      11
          -  The Committee...................................................      12
          -  Eligible Participants...........................................      12
          -  Awards under the Plan...........................................      12
          -  Award Limitations for Covered Executives........................      13
          -  Amendment and Termination.......................................      13
          -  Benefits Payable under the Incentive Plan.......................      13
    -    Kmart Holding Corporation Annual Incentive Bonus Plan...............      13
          -  The Committee...................................................      14
          -  Eligible Participants...........................................      14
          -  Awards under the Plan...........................................      14
          -  Award Limitations for Covered Executives........................      14
          -  Amendment and Termination.......................................      15
          -  Benefits Payable under the Annual Bonus Plan....................      15
    -    Approval of Issuance of Restricted Shares...........................      15

ITEM 3.  OTHER INFORMATION...................................................      15
    -    Other Business That May Come Before the Meeting.....................      15

EXECUTIVE COMPENSATION.......................................................      15
    -    Report of the Compensation Committee................................      15
    -    Compensation Committee Interlocks and Insider Participation.........      17
    -    Summary Compensation Table..........................................      18
    -    Option Grants in Last Fiscal Year...................................      19
    -    Aggregated Option Exercises in Last Fiscal Year and
         Fiscal Year-End Option Values.......................................      19
    -    Long Term Incentive Plan - Awards in the Last Fiscal Year...........      20
    -    Pension Plans.......................................................      20
    -    Equity Compensation Plan Information................................      21
    -    Executive Officer Employment Agreements.............................      21

STOCK PERFORMANCE GRAPH......................................................      23

2005 ANNUAL MEETING OF SHAREHOLDERS..........................................      24
    -    Action from the Floor...............................................      24
    -    Shareholder Proposals...............................................      24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................      24

SOLICITATION OF PROXIES......................................................      24

APPENDIX A  Audit Committee Charter..........................................     A-1

APPENDIX B  Kmart Holding Corporation Long Term Incentive Plan...............     B-1

APPENDIX C  Kmart Holding Corporation Annual Incentive Bonus Plan............     C-1

                2004 PROXY STATEMENT OF KMART HOLDING CORPORATION

                              QUESTIONS AND ANSWERS

Q:       WHAT IS A PROXY?

A: A Proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. THE PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS.

Q:       WHAT IS A PROXY STATEMENT?

A: A Proxy Statement is this document, required by the Securities and Exchange Commission (the "SEC"), which, among other things, explains the items on which you are asked to vote on the proxy card.

Q:       WHAT IS THE PURPOSE OF THIS ANNUAL MEETING?

A:       At the 2004 Kmart Annual Meeting, our shareholders are asked to:

         - Ratify the appointment of BDO SEIDMAN, LLP as our independent auditors. (See page 9)

         -        Approve the Company's incentive plans and grant of shares.
                  (See page 11)

         - Consider any other business that may properly come before the meeting or any adjournments of the meeting.

Q:       WHY ARE WE NOT VOTING FOR THE DIRECTORS?

A: The Plan of Reorganization provided that the Directors serve for an initial two year period. Shareholders will have the right to elect all the Directors at next year's election and at every annual election thereafter.

Q:       WHO IS ENTITLED TO VOTE?

A: Only holders of our common stock at the close of business on March 26, 2004 (the "Record Date"), are entitled to vote at the Annual Meeting. Each outstanding share of common stock has one vote.

Q:       HOW DO I VOTE?

A: You may vote by telephone, through the internet, by mail or by casting a ballot in person at the Annual Meeting. To vote by mail, sign and date each proxy card that you receive and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each card. If you do not specify how to vote on Items 1 and 2 on your proxy card, the shares represented by your Proxy will be voted FOR Items 1 and 2. Your shares will also be voted on any other business that comes before the meeting. (See page 15)

Q:       HOW DO I VOTE BY TELEPHONE OR BY THE INTERNET?

A: If you hold your shares in your own name, you may vote by telephone or through the internet by following the instructions attached to your proxy card. If your shares are registered in the name of a broker, bank or other nominee, your broker or nominee has enclosed or provided a voting instruction card for you to use in directing your broker or nominee how to vote your shares.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

A: Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the tabulator, EquiServe, P.O. Box 43010, Providence, RI 02940-3010. The last vote received prior to the meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting.

Q:       CAN I REVOKE A PROXY?

A: Yes, registered shareholders may revoke a properly executed proxy at any time before the polls close for the Annual Meeting by submitting a letter addressed to the tabulator at: EquiServe, P.O. Box 43010, Providence, RI 02940-3010.

         Beneficial shareholders cannot revoke their proxies in person at the Annual Meeting because the actual shareholders of record, banks or brokers, will not be present. Beneficial shareholders wishing to change their votes after returning voting instructions to their bank or broker should contact the bank or broker directly.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or on the internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent EquiServe Trust Company, N.A., at 1-781-575-3120. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Q:       WHAT MAKES A QUORUM?

A: Each outstanding share of our common stock as of the Record Date is entitled to one vote at our Annual Meeting. A majority of the outstanding shares present or represented by Proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an Annual Meeting.

Q:       HOW DOES THE VOTING WORK?

A:       For each item, voting works as follows:

         ITEM 1: Ratification of the appointment of auditors requires approval from a majority of the votes cast.

         ITEM 2: Approval of the Company's Incentive Plans requires approval from a majority of the votes cast.

         Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

Q:       WHO MAY ATTEND THE ANNUAL MEETING?

A: Any shareholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. You must have your admission ticket and photo identification to gain admission to the Annual Meeting.

                              CORPORATE GOVERNANCE

                         CORPORATE GOVERNANCE PRACTICES

         The Board of Directors of the Company (the "Board") is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of the Company. The Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of all Board committees, the Company's Code of Business Conduct and the Company's Standards of Conduct for Directors are available on our website at www.kmart.com under the heading "About Kmart." In addition, the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

         Among other things, the Corporate Governance Guidelines provide that:

     - A majority of the members of the Board, and all members of the Board's committees, must be independent Directors to the extent required by applicable listing standards.

     - Directors have the opportunity to meet regularly in executive session, without management present.

     - The Board and its committees have the power to engage independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company's officers in advance.

     - The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively.

                              DIRECTOR INDEPENDENCE

         A majority of the Directors on the Board of Directors are independent. The Board has determined that each of the following Directors is an "independent director" as defined in the listing standards of the NASDAQ Stock Market, Inc. ("NASDAQ"):

     E. David Coolidge
     William S. Foss
     Edward S. Lampert
     Steven T. Mnuchin
     Ann N. Reese
     Brandon G. Stranzl
     Thomas J. Tisch

         The Board of Directors has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing standards. The Board of Directors has further determined that Ann N. Reese, the chair of the Audit Committee, E. David Coolidge and Brandon G. Stranzl are "audit committee financial experts" as defined in Item 401(h) of Regulation S-K promulgated by the SEC.

         NASDAQ listing standards exempt "controlled companies" from NASDAQ's requirements relating to the independence of the board, and the independence of directors who participate in the director nomination and executive compensation processes, in recognition of the fact that majority shareholders have the right to select directors and control certain key decisions, such as executive officer compensation, by virtue of their ownership rights. The Company qualifies as a controlled company within the meaning of NASDAQ's listing standards because more than 50% of the Company's voting power is held by ESL Investments, Inc. and its affiliates ("ESL"). However, the Company has a majority of independent Directors on its Board, and, under NASDAQ listing standards, the nominating and compensation committees are independent.

                               BOARD OF DIRECTORS

         On January 22, 2002, Kmart Corporation, the predecessor company to Kmart Holding Corporation, and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws. We emerged from Chapter 11 on May 6, 2003, pursuant to the terms of the Plan of Reorganization and related amended Disclosure Statement ("Plan of Reorganization"), which received formal endorsement of the statutory creditors' committee and, as modified, was confirmed by the bankruptcy court.

         ESL and Third Avenue Trust ("Third Avenue") on behalf of certain of its investment series (collectively, the "Plan Investors"), made a substantial investment in Kmart Holding Corporation in furtherance of our financial and operational restructuring plan pursuant to an Investment Agreement dated January 24, 2003. The Plan Investors and their affiliates received approximately 32 million shares of our newly issued common stock in satisfaction of pre-petition claims they held. We issued 14 million shares of common stock to affiliates of ESL and to Third Avenue, in exchange for $127 million, and in addition issued a 9%, $60 million principal amount convertible note to affiliates of ESL, the principal of which is convertible to equity at any time at the option of the holder (the "Note"). ESL was also granted an option to purchase, prior to May 6, 2005, 6.6 million shares of our common stock at a price of $13 per share (the "ESL Option"). A portion of the ESL Option was assigned to Third Avenue.

         ESL and its affiliates beneficially own over 50% of our common stock, including shares received in exchange for pre-petition obligations, as well as shares obtainable upon exercise of the ESL Options and conversion of the Note.

         The current members of our Board of Directors were appointed pursuant to the Amended Joint Plan of Reorganization. Each of our nine Directors sits on the Board until the 2005 Annual Meeting of Shareholders, at which time, all of the Directors will be up for election.

         The Board met seven times during fiscal 2003. Most of the Directors attended 100% of the Board Meetings and the meetings of the committees on which they serve, and all Directors attended at least 87% of the Board Meetings and committee meetings. Our Corporate Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Shareholders. We did not, nor did our predecessor, hold an Annual Meeting in 2003 because of the Chapter 11 proceedings.

         Information regarding our current Board Members is set forth below.

E. DAVID COOLIDGE III, 61, is the Vice Chairman of William Blair & Company, a privately owned investment banking firm. He served as its Vice Chairman since 2003 and as Chief Executive Officer from 1995 to 2004. Mr. Coolidge has been at William Blair for 34 years, including 17 years as head of the Corporate Finance Division. Mr. Coolidge also serves as Trustees of the University of Chicago, Williams College and Rush University Medical Center. He serves on the Advisory Board of the Kellogg Graduate School of Management. He is a director of Coverall Services and Duluth Trading Co.

WILLIAM C. CROWLEY, 46, Senior Vice President, Finance of Kmart. Mr. Crowley has served as an Officer of the Company since 2003. Mr. Crowley also serves as the President and Chief Operating Officer of ESL Investments, Inc., a private investment firm, from 1999 to present. He is a director of AutoNation, Inc.

JULIAN C. DAY, 51, President and Chief Executive Officer. Mr. Day joined Kmart as President and Chief Operating Officer in March 2002, and was promoted to his current position in January 2003. In March 1999, Mr. Day joined Sears, Roebuck & Co. as Executive Vice President and Chief Financial Officer, and was promoted to Chief Operating Officer and a member of the Office of the Chief Executive. Before joining Sears, he served as Executive Vice President and Chief Financial Officer for Safeway, Inc. from 1993 to 1998. Mr. Day is a director of PETCO Animal Supplies, Inc.

WILLIAM S. FOSS, 64, is a California-based attorney with extensive experience in the retail industry. He served as Senior Vice President and General Counsel of the Selective Distribution Group of LVMH Moet Hennessy Louis Vuitton, the Paris-based luxury goods company, from 1998 through 2001. Prior thereto, he was Senior Vice President and General Counsel at DFS Group Limited, the world's largest duty free retailing company.

EDWARD S. LAMPERT, 41, Chairman of our Board of Directors, is the Chairman and Chief Executive Officer of ESL Investments, Inc., based in Greenwich, Connecticut, which he founded in April 1988. Mr. Lampert is a director of AutoNation, Inc. and AutoZone, Inc.

STEVEN T. MNUCHIN, 41, joined Soros Fund Management as CEO of SFM Capital Management LP, a newly formed Soros company, in September 2003. Previously, Mr. Mnuchin served as Vice Chairman of ESL Investments, Inc. during 2003 and as Executive Vice President and Chief Information Officer of The Goldman Sachs Group, Inc., from February 2001 to December 2002. Mr. Mnuchin worked at Goldman Sachs for seventeen years. While at Goldman Sachs, Mr. Mnuchin was head of the Technology Division and Co-Head of the firm's Technology Operating Committee. Prior to this, Mr. Mnuchin was responsible for managing the sales and trading activities for Mortgages, Principal Finance, U.S. Governments, Money Markets, and Municipals. He was a member of the firm's Management Committee, Commitments Committee, Strategy Committee, Whitehall Real Estate Fund Investment Committee, and Asia Special Situations Fund Investment Committee. Mr. Mnuchin is a member of the Yale Development Board and a trustee of the Whitney Museum, the Hirshhorn Museum and Sculpture Garden Board, New York-Presbyterian Hospital, Riverdale Country School and the OCD Foundation.

ANN N. REESE, 51, co-founded the Center for Adoption Policy Studies in New York in 2001 and serves as its Executive Director. Prior to co-founding the Center, Ms. Reese held a number of senior corporate positions. Ms. Reese served as a Principal with Clayton, Dubilier & Rice, a private equity investment firm in 1999 and 2000. From 1995 to 1998, she was Executive Vice President and Chief Financial Officer of ITT Corp. She also served as the Treasurer and Assistant Treasurer of ITT Corp. She began her career at Bankers Trust, and held various treasury positions at Union Carbide and Mobil Oil. Ms. Reese is a director of Xerox Corporation, Jones Apparel Group, and JAFRA Cosmetics International.

BRANDON G. STRANZL, 29, has served as a Portfolio Manager and Senior Research Analyst with Third Avenue Management LLC since 2002. Before joining the firm, Mr. Stranzl was a research analyst at Morgan Stanley Investment Management from 1999 to 2002. From 1997 to 1999, he was an analyst at Fidelity Investments. He is a Chartered Financial Analyst and a member of the New York Society of Security Analysts.

THOMAS J. TISCH, 49, has been the Managing Partner of Four Partners, a private investment firm, since 1992. Mr. Tisch is also a member of the Board of Directors of Anteon International Corp. He is a trustee of the Manhattan Institute, the Mount Sinai-NYU Health System, the Henry Kaufman Campgrounds, Inc., and Brown University.

         The Corporate Governance Committee is responsible for reviewing the qualifications and independence of members of the Board, based on criteria set forth in the Corporate Governance Guidelines, and for recommending director nominees to the Board. These criteria include a commitment to representing the long-term interests of the Company, business background, experience at policy-making levels in business and/or technology, and other experience and perspectives that would contribute to the diversity of the Board. The Corporate Governance Committee does not currently have a policy regarding the consideration of director nominees recommended by the Company's shareholders because under the Plan of Reorganization, the current members of the Board will not stand for election until the 2005 Annual Meeting of Shareholders. In preparation for the 2005 Annual Meeting, the Committee intends to consider its processes for identifying and evaluating director nominees, including how the Committee plans to address nominees recommended by the Company's shareholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board has standing committees for Audit, Compensation, Corporate Governance and Finance.

The table below reflects the membership and the number of meetings held for each committee in fiscal 2003.

                                                              Corporate
                               Audit       Compensation       Governance        Finance
                               -----       ------------       ----------        -------
E. Lampert                                      X*                                X*

E. Coolidge                      X

W. Crowley                                                                        X

J. Day                                                                            X

W. Foss                                                           X

S. Mnuchin                                                        X*              X

A. Reese                         X*             X

B. Stranzl                       X

T. Tisch                                        X                 X
-------------                   --              -                 -               -
2003 MEETINGS                   10              6                 3               5
-------------                   --              -                 -               -

* Chair

         Each committee operates under a written charter. The charters are available on our corporate website, www.kmart.com under the heading "About Kmart." The terms of each Committee's charter is summarized with the responsibility of its members as follows:

AUDIT COMMITTEE

    - Reviews scope of the annual audit and the annual audit report of the independent auditors.

    - Hires, subject to shareholder ratification, the firm of independent auditors to perform such audits.

    - Reviews the reports prepared by the independent auditors and management's responses thereto.

    - Pre-approves audit and non-audit services performed by the independent auditors.

    -    Reviews financial reports, internal controls and risk exposures.

    -    Reviews accounting policies and system of internal controls.

    -    Reviews the scope of work performed by the internal audit staff.

COMPENSATION COMMITTEE

    - Reviews recommendations and approves, subject to Board approval, the compensation for executive officers.

    - Reviews the CEO's performance and recommends to the Board the CEO's overall compensation level.

    - Assists in the selection of officers to assure that there are successors for each office.

CORPORATE GOVERNANCE COMMITTEE

    -    Reviews and assists the full Board with corporate governance matters.

    -    Considers the organizational structure of the Board.

    -    Recommends to the full Board the nominees for directors.

    -    Reviews recommended compensation arrangements for the Board.

FINANCE COMMITTEE

    - Establishes and oversees matters related to capital allocation and expenditure policies.

    -    Reviews annual business plan.

    -    Reviews pension funding and pension plan and savings plan investments.

    -    Reviews operating performance metrics and investment rates of return.

                            ANNUAL BOARD COMPENSATION

         Only non-employee Directors are compensated for serving as Directors of the Company. Each non-employee Director receives a cash retainer of $40,000. The Audit Committee chair receives an additional $10,000 retainer. No other Director receives additional compensation for board service. All Directors are reimbursed for out-of-pocket expenses incurred to attend meetings.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Shareholders may communicate with the Board by writing c/o the Corporate Secretary, Kmart Resource Center, 3100 West Big Beaver Road, Troy, Michigan 48084. Communications intended for a specific Director or Directors should be addressed to their attention c/o the Corporate Secretary at this address. Communications received from shareholders are forwarded directly to Directors as part of the materials mailed in advance of the next scheduled Board Meeting following receipt of the communications, although the Board has authorized the Corporate Secretary, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate.

                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

               SECURITY OWNERSHIP OF MANAGEMENT AND BOARD MEMBERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 1, 2004, by:

    -   each Named Executive Officer (as defined below);

    -   each of our Directors; and

    -   all Executive Officers and Directors as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The percentage calculations are based the shares of common stock issued and outstanding as of March 1, 2004, except that information for Edward S. Lampert and ESL Investments, Inc. is based on the
Schedule 13 D/A dated January 5, 2004 and the Form 4 dated February 12, 2004. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 1, 2004, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares indicated, subject to applicable community property laws.

         The address of the beneficial owners is: c/o Kmart Holding Corporation, 3100 W. Big Beaver Road, Troy, Michigan 48084.

                                                           OPTIONS AND NOTES
                                                         EXERCISABLE WITHIN 60
    NAME OF BENEFICIAL OWNERS            COMMON STOCK             DAYS              PERCENT OF CLASS
    -------------------------            ------------    ---------------------      ----------------
K. Austin                                          0                    0                   *

E. Coolidge                                   10,000                    0                   *

W. Crowley                                         0                    0                   *

J. Day                                             0                    0                   *

J. Defebaugh                                       0                    0                   *

W. Foss                                        2,000                    0                   *

E. Lampert (1)                            41,257,891           12,475,385                52.6%

H. Lueken                                          0                    0                   *

J. Mixon                                           0                    0                   *

S. Mnuchin                                         0                    0                   *

A. Reese                                       5,000                    0                   *

B. Stranzl (2)                                     0                    0                   *

T. Tisch (3)                               1,079,302                    0                 1.2%

Directors & Executive Officers as a       42,354,193           12,475,385                53.7%
group (20 persons)

*        Less than 1%

         (1) Mr. Lampert is deemed to beneficially own the shares of ESL Investments, Inc. and certain of its affiliates. His ownership percentage is based on the Form 4 filed by ESL Investments, Inc. dated February 12, 2004.

         (2) Mr. Stranzl's employer, Third Avenue Management LLC, has full voting and investment power over approximately 4.6% of the Company's Common Stock. Mr. Stranzl does not have authority to make any decisions concerning these shares.

         (3) Excludes 3,237,906 shares owned by Andrew H. Tisch, Daniel R. Tisch and James S. Tisch, brothers of Mr. Thomas J. Tisch, or by trusts of which they are the managing trustees and beneficiaries, in respect of which Mr. Tisch has no pecuniary interest.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                   AMOUNT AND NATURE OF    PERCENT
 TITLE OF CLASS      NAME OF BENEFICIAL OWNERS     BENEFICIAL OWNERSHIP    OF CLASS
Common Stock         ESL Investments, Inc.(1)
                     200 Greenwich Ave.                 52,532,864           51.4%
                     Greenwich CT 06830

(1) ESL reported on a Schedule 13D/A dated January 5, 2004 and a Form 4 dated February 12, 2004 that it is the beneficial owner of 52,532,864 shares of the Company's common stock or options and notes exercisable within sixty days into shares of the Company's common stock, as a result of acting as an investment advisor to various investment companies.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Chairman of our Board of Directors, Edward S. Lampert, is also the founder of ESL Investments, Inc., which is our single largest shareholder. Mr. Lampert beneficially owns 52.6% of our common stock because of this relationship. Mr. William C. Crowley, a director of the Company and our Senior Vice President, Finance, is also continuing in his current role as President and Chief Operating Officer of ESL Investments, Inc. For more information regarding the nature of the relationship between the Company and ESL, see page 4 of this Proxy Statement.

           ITEM 1. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has appointed BDO Seidman, LLP as our independent auditors for the fiscal year 2004. BDO Seidman has performed this function since October 2003. Prior to hiring BDO Seidman, the Company's independent auditors were PricewaterhouseCoopers LLP. On October 8, 2003, the Audit Committee approved the engagement of BDO Seidman, and on October 9, 2003, the Company notified PricewaterhouseCoopers of its dismissal as independent auditors for the Company. On October 16, 2003, the Company filed with the Securities and Exchange Commission a current report on Form 8-K, which is incorporated by reference herein, disclosing the change in its independent auditors.

         Representatives of BDO Seidman will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

         The Audit Committee requests that shareholders ratify the Audit Committee's selection of BDO Seidman, LLP as the Company's independent auditor for fiscal 2004.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
                    APPOINTMENT OF THE INDEPENDENT AUDITORS.

                            INDEPENDENT AUDITOR FEES

         We have elected to disclose fees billed to us by both BDO Seidman, LLP and PricewaterhouseCoopers LLP. Fees for the 13-weeks ended April 30, 2003 and for the fiscal year ended January 29, 2003 were incurred by Kmart Corporation.

                                   AUDIT FEES

         The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of our Annual Financial Statements for the 39-weeks ended January 28, 2004 and for the review of the Financial Statements included in the Company's Quarterly Report on Form 10-Q for that period were $1,280,226.

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our Annual Financial Statements for the 13-weeks ended April 30, 2003 and for the reviews of the Financial Statements included in the Company's Quarterly Reports on Form 10-Q, for the period May 1, 2003 through October 8, 2003, were $1,169,900. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our Annual Financial Statements for the year ended

January 29, 2003 and for the reviews of the Financial Statements included in the Company's Quarterly Reports on Form 10-Q for that period were $2,503,000.

                               AUDIT-RELATED FEES

         The aggregate fees billed by BDO Seidman, LLP for professional services rendered for audit-related services related to the period commencing October 8, 2003 through January 28, 2004 were $19,900. Audit-related services include fees for consultation concerning internal control matters.

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for audit-related services for the period commencing January 30, 2003 through October 8, 2003 were $40,000. Aggregate fees for audit-related services for the year ended January 29, 2003 were $311,000. Audit-related services include fees for consultation concerning internal control matters.

                                    TAX FEES

         There were no aggregate fees billed by BDO Seidman, LLP for professional tax services rendered for the period commencing October 8, 2003 through January 28, 2004.

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for tax services for the period commencing January 30, 2003 through October 8, 2003 were $988,554. Aggregate fees for professional tax services rendered for the year ended January 29, 2003 were $1,875,000.

                                 ALL OTHER FEES

         There were no fees billed by BDO Seidman, LLP for services rendered to the Company, other than the services described above under "Audit Fees," and "Audit-Related Fees" for the period commencing October 8, 2003 through January 28, 2004.

         PricewaterhouseCoopers LLP served as an advisor in fiscal 2002 to Kmart Corporation during its bankruptcy proceedings. Fees billed by PricewaterhouseCoopers LLP for services rendered as a bankruptcy advisor were $5,923,000. There were no other fees billed by PricewaterhouseCoopers LLP other than the fees described in this section.

                          REPORT OF THE AUDIT COMMITTEE

         The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's system of internal controls; the presentation and disclosure in the Company's Financial Statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NASDAQ listing standards. The Audit Committee Charter, attached as Appendix A to this Proxy Statement, complies with NASDAQ listing standards.

         Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"). The independent auditors are responsible for auditing these Financial Statements and expressing an opinion as to their conformity to GAAP. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the Financial Statements or guarantee the independent auditor's report. The Audit Committee relies, without independent verification, on the information provided to it including representations made by management and the independent auditors including their audit report.

         The Audit Committee discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Disclosures were received from the independent auditors regarding their independence as required by Independence Standards Board Statement No. 1 and discussed with them. The Audit Committee reviewed and discussed the audited Financial Statements of Kmart Holding Corporation for the 39-weeks ended January 28, 2004 and the audited Financial Statements for Kmart Corporation (as the predecessor company to Kmart Holding Corporation) for the 13-weeks ended April 30, 2003 with management and the independent auditors. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited Financial Statements of Kmart Holding Corporation and Kmart Corporation be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the 39-weeks ended January 28, 2004 and the 13-weeks ended April 30, 2003.

AUDIT COMMITTEE

Ann N. Reese,Chair
E. David Coolidge
Brandon G.Stranzl

              AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy provides for the pre-approval of particular types of services and provides specific cost limits for each such service on an annual basis. The policy requires pre-approval on a case-by-case basis of all other permitted services. In determining whether to pre-approve services, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. Consistent with applicable law, the policy prohibits the Audit Committee from delegating to management the Audit Committee's responsibility to pre-approve permitted services.

                      ITEM 2. APRROVAL OF INCENTIVE PLANS

         The second matter to be considered at the annual meeting will be the approval of the Company's Long Term Incentive Plan, Annual Incentive Plan and a grant of restricted shares. The Long Term Incentive Plan is set forth in Appendix B to this proxy statement. The Annual Incentive Plan is set forth in Appendix C. These plans and the grant of restricted shares have been approved by our Board.

         The following are brief summaries of the plans and are qualified by reference to the plans.

A.       KMART HOLDING CORPORATION LONG TERM INCENTIVE PLAN

         The Board of Directors has adopted, subject to shareholder approval, the Long Term Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to (i) provide key employees of the Company and its subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries, (ii) join the interests of key employees with the interests of the shareholders of the Company, (iii) facilitate attracting and retaining key employees with exceptional abilities, and (iv) create a distinct compensation advantage by offering key employees of the Company and its subsidiaries the opportunity to earn above market compensation for causing excellent financial performance of the Company and its subsidiaries.

         In order for compensation in excess of $1,000,000 paid in any year to the Company's Chief Executive Officer or any of the Company's four other highest paid Executive Officers named in the Proxy Statement (the "covered executives") to be deductible by the Company, such compensation must qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Code"). The Board of Directors intends for the compensation that is paid to covered executives under the Incentive Plan to qualify as performance-based compensation for purposes of qualifying for the exemption from Section 162(m)'s limitations. However, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

         The following is a summary of the material features of the Incentive Plan, which is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is included herein as Appendix B, starting at page B-1.

THE COMMITTEE

         A committee consisting of two or more members of the Board of Directors, each of whom is an "outside director" for purposes of Code Section 162(m), has been appointed by the Board to administer the Incentive Plan. The Committee has the full power to administer and interpret the Incentive Plan and to establish rules for the Incentive Plan's administration. Unless the Board of Directors determines otherwise, decisions and interpretations of the Committee with respect to the Incentive Plan are final and conclusive.

ELIGIBLE PARTICIPANTS

         The Committee has the sole discretion and authority to select individuals who are or will become key employees of the Company or any subsidiary responsible for the direction and financial success of the Company or any subsidiary to participate in the Incentive Plan.

AWARDS UNDER THE PLAN

         The Committee will establish target award levels and performance criteria for each performance period for which awards are granted under the Incentive Plan. The amount of an award that is payable upon the attainment of the applicable performance goal(s) may be based, in whole or in part, on a percentage of a participant's salary, base pay and/or target bonus even if the dollar amount of the salary, base pay and/or target bonus is not fixed at the time the performance goal is established. In addition, the specific targets and other details of the performance goals will be established by the Committee from time to time in its sole discretion. However, the Committee must base the performance criteria for a performance period on any one or more of the following business measures:

    -    Free cash flow;

    -    Cash flow return on investment;

    -    Stock price;

    -    Market share;

    -    Expense management;

    -    Sales;

    -    Revenues;

    -    Earnings per share;

    -    Earnings before interest and taxes ("EBIT");

    -    Earnings before interest, taxes, depreciation and amortization
         ("EBITDA");

    -    Return on equity;

    -    Total shareholder return;

    -    Net income;

    -    Working capital turnover;

    -    Inventory or receivable turnover;

    -    Store closings or openings; and

    -    Margins of the Company, a subsidiary or a division or unit.

         Except as provided below, at the end of each performance period the Company will pay the awards to the participants who are still actively employed to the extent that the performance goals are met. If a participant terminates employment during a performance period for any reason other than as provided below, the participant will forfeit all of his or her rights under the Incentive Plan and he or she will not be eligible to receive any further payments pursuant to the plan. If, however, the applicable performance goals are being met at the time a participant terminates employment during a performance period due to death, disability, retirement or termination without cause by the Company, the participant will receive a pro rata payment of the award when it otherwise becomes payable, unless the Committee determines otherwise.

         Awards will generally be paid in cash. With the Company's approval, however, a participant may elect to receive all or a portion of an award in the form of Company stock. If stock is paid to a participant, the shares will come from previously outstanding Company shares that have been reacquired by the Company (i.e., treasury shares).

         The Committee can adjust the amount payable under an award downward for any reason, as long as this does not increase the amount payable to another participant.

AWARD LIMITATIONS FOR COVERED EXECUTIVES

         The maximum award payable to a participant with respect to any fiscal year of the Company is $25,000,000. In addition, prior to the payment of any compensation intended to qualify as performance-based compensation under section 162(m) of the Code, the Committee must certify in writing the attainment of the performance criteria for the performance period.

AMENDMENT AND TERMINATION

         The Board of Directors may modify, amend, or terminate the Incentive Plan at any time, but no modification or termination may, in the absence of the affected participant's consent adversely affect the rights of the participant with respect to any award established prior to the date of such modification or termination. In addition, the Board of Directors cannot increase the maximum amount payable in any fiscal year to a participant, change the class of persons eligible under the Incentive Plan, or establish additional and different performance criteria, unless these amendments are approved or ratified by the Company's shareholders.

BENEFITS PAYABLE UNDER THE INCENTIVE PLAN

         The benefits payable under the Incentive Plan are not determinable at this time.

B.       KMART HOLDING CORPORATION ANNUAL INCENTIVE BONUS PLAN

         The Board of Directors has adopted, subject to shareholder approval, the Kmart Holding Corporation Annual Incentive Bonus Plan (the "Annual Bonus Plan"), to attract and retain highly-qualified management associates by providing appropriate performance-based short-term incentive awards. The Annual Bonus Plan is also intended to align management and shareholder interests by creating a direct link between management compensation and shareholder return, and to provide incentives to managers to contribute to the success of the Company.

         The Annual Bonus Plan, like the Incentive Plan described above, is intended to be a qualified performance-based compensation program for purposes of Section 162(m) of the Internal Revenue Code ("Code"). As discussed above, compensation in excess of $1,000,000 paid in any year to the Company's Chief Executive Officer or any of the Company's four other highest paid Executive Officers named in the Proxy Statement (the "covered executives") is not deductible for federal tax purposes, unless it qualifies as "performance-based" compensation under Section 162(m) of the Code. Although the Board of Directors intends for the compensation payable under the Annual Bonus Plan to satisfy the requirements of performance-based compensation under Section 162(m), it cannot ensure that it will in fact do so.

         The following is a summary of the material features of the Annual Bonus Plan, which is qualified in its entirety by reference to the complete text of the Annual Bonus Plan a copy of which is included herein as Appendix C, starting at page C-1.

THE COMMITTEE

         A committee consisting of two or more members of the Board of Directors, each of whom is an "outside director" for purposes of Code Section 162(m), has been appointed by the Board to administer the Annual Bonus Plan. The Committee has the full power to administer and interpret the Plan and to establish rules for the administration of the Annual Bonus Plan. All decisions, determinations and interpretations of the Committee with respect to the Annual Bonus Plan will be final and binding.

ELIGIBLE PARTICIPANTS

         The Committee has the sole discretion and authority to select the employees of the Company or its subsidiaries that will be eligible to participate in the Annual Bonus Plan. The Company will notify each employee that is selected to participate in the Annual Bonus Plan in writing.

AWARDS UNDER THE PLAN

         The Committee will establish target bonus levels and performance criteria for each participant in the Annual Bonus Plan for each fiscal year of the Company. The amount of a bonus payable to a participant will equal a percentage of each participant's target bonus for the year depending on the extent to which the applicable performance goals are met.

         The Committee will establish performance goals each year for each participant. Different goals may be established for different participants, and the goals may, but need not be, different each year. The performance goals will include a threshold level of performance below which no bonus will be paid, and a maximum level of performance over which no additional bonus will be paid. The performance goals established by the Committee will be based on one or more of the following business measures:

     -    Return on equity;

     -    Return on assets;

     -    Return on capital;

     -    Return on investment;

     -    Expense reduction levels;

     -    Changes in market price of the Company's stock; and

     - Pre-tax or after-tax profit levels of the Company, its subsidiaries, or subdivisions or any combination of the foregoing.

         Within a reasonable period of time following the end of each fiscal year of the Company, bonuses will be paid in cash to participants who are employed on the last day of the year to the extent that the performance goals are met. The Committee may, however, provide otherwise if a participant's employment is terminated during the year.

AWARD LIMITATIONS FOR COVERED EXECUTIVES

         The actual bonus payable to the Company's Chief Executive Officer for a given year will not exceed three times the salary midpoint for the salary grade of "Chief Executive Officer," as determined by the Committee in its sole discretion prior to the beginning of each year based on competitive data, including a survey of comparable companies. In addition, the bonuses payable to the Company's other covered executives will not exceed two times the salary midpoint for each covered executive's salary grade, as determined by the Committee prior to the beginning of each year in its sole discretion.

AMENDMENT AND TERMINATION

         The Board of Directors may modify, amend, or terminate the Annual Bonus Plan at any time, but no modification or termination may, in the absence of the affected participant's consent, adversely affect the rights of the participant with respect to any bonus previously granted. In addition, no amendment which would require shareholder approval for the Annual Bonus Plan to continue to comply with Code Section 162(m) will be effective unless it is approved by shareholders.

BENEFITS PAYABLE UNDER THE ANNUAL BONUS PLAN

         The benefits payable under the Annual Bonus Plan are not currently determinable.

C.       APPROVAL OF ISSUANCE OF RESTRICTED SHARES

         We are asking you to approve a grant of restricted shares to one of our Senior Executives, Harold W. Lueken, our Senior Vice President, General Counsel and Secretary. Mr. Lueken joined the Company in May 2003. Upon approval of shareholders, he will receive 17,109 shares of Company stock. The shares will be restricted and will vest in 33.33% increments each year from the date of the Restricted Stock Agreement entered into by Mr. Lueken and the Company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
                                    PROPOSAL.

                           ITEM 3. OTHER INFORMATION

                OTHER BUSINESS THAT MAY COME BEFORE THE MEETING

         Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE

General

         We follow a pay-for-performance compensation philosophy for our executive officers. The total compensation plan for executive officers includes base salary, the opportunity for an annual incentive bonus, and, in some cases, restricted stock and/or the opportunity for a long term incentive bonus. Other elements of the Company's executive compensation package include the ability to participate in our 401(k) Plan.

         The Compensation Committee (the "Committee") is responsible for developing and administering the total compensation plan for executive officers of the Company. Pursuant to the Company's pay-for-performance philosophy, the compensation policies established by the Committee provide that a significant portion of each executive officer's annual compensation is contingent upon the financial performance of the Company, and also take into account the individual performance of the executive officer. In addition, the Committee reviews the performance and compensation levels of the Company's Vice Presidents.

Individual Performance Evaluations

         The principal factors used to evaluate Mr. Day's performance in fiscal 2003 were company profitability and cash flow generation. The Committee believes that 2003 was an unusual year, in that we emerged from bankruptcy during the year, and the Committee therefore also considered Mr. Day's performance in stabilizing the Company. The Company's profitability and cash flow generation each exceeded our business plan for the year, and the Committee took that performance, as well as Mr. Day's success in stabilizing the Company into account in setting Mr. Day's bonus for the year.

         The Committee discussed its review of Mr. Day's performance with Mr. Day in private session. All of our other Executive Officers (other than those who started with the Company after September 1, 2003) received performance appraisals and personal scores based on prescribed objectives relating to the position's key accountabilities and any special projects undertaken during the year.

Base Salary

         Mr. Day's base salary was set in accordance with an employment agreement entered into with the Company in January, 2003, prior to our emergence from bankruptcy and the constitution of the current Committee.

         Base salaries of those Executive Officers who joined the Company during fiscal year 2003 were set to attract desirable candidates to the Company during the course of the year, and the Committee believes that the market test of individual negotiations provided the best measure possible of relevant competitive practices. Other Executive Officer's salaries were reviewed at the time the current Committee was created and, in some cases, revised during the year as determined advisable by the Committee in light of the Committee's evaluation of the value to the Company of the role performed and the quality of the individual's performance in that role.

Short-Term Incentive Compensation

         The Company's Annual Incentive Plan (the "Annual Bonus Plan") for executive officers (excluding Mr. Day) for fiscal 2003 was based on achieving the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) goals and, because those goals were exceeded, an additional discretionary pool was generated. Each participant in the Annual Bonus Plan has a target bonus amount, which does not exceed 75% of base salary. The EBITDA component of the bonus plan contemplated payments of between 45% of target bonus and 100% of target bonus, based on achievement of the EBITDA goal set by the Committee. Under the plan, a discretionary pool of between 5% and 25% of target bonuses could be created, depending on the achievement of the EBITDA goal. In accordance with the plan, 100% of target bonus was payable based on the EBITDA component for fiscal 2003, and the entire 25% discretionary pool was generated. A portion of the discretionary pool was distributed to individuals, including some of our officers, whom the Compensation Committee felt merited additional compensation, either because of their extraordinary contributions or because the bonus plan design failed to reward their contributions during the year. Some of our executive officers were hired during the course of the 2003 fiscal year and were entitled to the bonus payments specified in their contracts.

Long-Term Incentive Compensation

         Stock Options. Mr. Day received stock options in 2003 as contemplated by his employment agreement with the Company, which was entered into prior to our emergence from bankruptcy. The Committee believes that such award will help to retain Mr. Day and to align his interests with those of the Company's shareholders. These options vest in equal amounts on each of the first four anniversaries of the grant date (subject to the provisions of the employment agreement in the event that Mr. Day is no longer employed by the Company) and have a ten year term.

         Restricted Stock. The Committee has awarded or, subject to shareholder approval in the case of one executive officer, agreed to award, restricted stock to each of the executive officers who joined the Company in 2003. The Committee believes that such awards provide incentives to attract and retain such executives and will help to align the interests of those executives with our shareholders. All awards vest as to one-third on each of either (i) the first three anniversaries of the executive's commencement of employment with the Company or (ii) the first three fiscal year ends following the date on which the executive commenced working for the Company (subject to the provisions of the relevant contract in the event that the recipient is no longer employed by the Company) and provide that the recipient may vote the shares while they are restricted and may receive any dividends granted thereon, but may not sell, transfer, pledge or otherwise dispose of the shares while they are restricted.

         Long Term Incentive Plan. During fiscal 2003, the Committee approved the 2003-2005 Long Term Incentive Plan covering Mr. Day and certain of our executive officers. The plan is designed to reward achievement of the EBITDA goal set forth therein. If the specified EBITDA goal is achieved, each participant will receive a payment equal to his or her average annual base salary and bonus over the three year period, payable in fiscal 2006. The Committee believes that this plan is an important instrument in aligning the goals of the participants with the Company's financial success and that it is a valuable tool in attracting and retaining key officers.

Certain Tax Consequences of the Plan

         Internal Revenue Code Section 162(m) (IRC Section 162(m)) provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other Internal Revenue Service requirements. Neither base salary nor restricted stock qualify as performance-based compensation under Section 162(m). It is the policy of the Committee, and when appropriate to comply with IRC
Section 162(m), a subcommittee of the Committee comprised of only outside directors, as defined under IRC regulations, to periodically review and consider whether particular compensation and incentive payments to the Company's executives will be deductible for federal income tax purposes. A significant portion of the Company's executive compensation will satisfy the requirements for deductibility under IRC Section 162(m). However, the Committee retains the ability to evaluate the performance of our executives, including Mr. Day, and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

COMPENSATION COMMITTEE

Edward S.Lampert, Chair
Ann N. Reese
Thomas J. Tisch

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board's Compensation Committee during fiscal 2003 is or has been an officer or employee of the Company. Information about transactions between the Company and its directors is set forth under "Certain Relationships and Transactions."

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long term compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") and David Marsico, the Company's Vice President- Super Kmart Centers and William Underwood, a former Senior Vice President of the Company, for fiscal year 2003, 2002 and 2001, as t applicable.

                                                                                              Long Term
                                                                                             Compensation
                                                                                                Awards
                                                                                             ------------
                                                Annual Compensation          Other Annual    Securities
                                                -------------------          Compensation    Underlying          All Other
  NAME AND PRINCIPAL POSITION         Year     Salary ($)     Bonus($)(1)      ($)(2)        Options (3)    Compensation($)(4)
  ---------------------------         ----     ----------     ----------     ------------    -----------    ------------------
J. DAY
 PRESIDENT AND CEO                    2003     $1,000,000     $1,000,000     $      2,754      1,557,760        $    1,692
                                      2002     $  643,123     $2,275,000     $    853,538              -        $   75,917

K. AUSTIN
 SVP CHIEF INFORMATION OFFICER        2003     $  303,633     $   74,750                -              -        $      486
                                      2002     $  270,500     $   84,750                -              -        $    1,643
                                      2001     $  222,125     $   41,717                -              -        $    4,329

J. DEFEBAUGH
 SVP DEPUTY GENERAL COUNSEL
 AND CHIEF COMPLIANCE OFFICER         2003     $  282,800     $  104,650                -              -        $      548
                                      2002     $  275,102     $  148,200                -              -        $      353
                                      2001     $  231,259     $   30,000                -              -        $      258

H. LUEKEN
 SVP GENERAL COUNSEL AND SECRETARY    2003     $  325,673              -     $     72,955              -        $   25,232

D. MARSICO (5)
 VP SUPER KMART CENTERS               2003     $  385,000     $  102,400                -              -        $    1,503
                                      2002     $  376,250     $  139,966                -              -        $    4,064
                                      2001     $  311,250     $   75,000                -              -        $   21,741

J. MIXON
 SVP LOGISTICS                        2003     $  400,210     $  180,000                -              -        $    1,870
                                      2002     $  280,556     $   80,000     $    151,872              -        $      779
                                      2001              -              -                -              -        $  292,500

W. UNDERWOOD (6)                      2003     $  194,933     $  359,000                -              -        $  218,588
                                      2002     $  323,333              -                -              -        $   62,819
                                      2001              -              -                -              -        $   86,322

(1) Mr. Day received a one time bonus payment of $1,000,000 at time of emergence; Ms. Austin, Mr. Defebaugh and Mr. Marsico received their bonuses under the Key Employee Retention Plan; Mr. Mixon received a guaranteed bonus of $180,000; Mr. Underwood received an emergence bonus of $68,000 and a guaranteed bonus of $291,000.

(2) The dollar amounts under "Other Annual Compensation" include: Reimbursement of Housing and Temporary Living Costs plus associated tax gross-up - Mr. Day- $2,754 (2003), $154,438 (2002); Mr. Lueken - $72,955 (2003); Mr. Mixon -
$148,872 (2002); Tax gross-up associated with bonus -Mr. Day - $616,900 (2002).

(3) Julian Day was the only employee of Kmart to be granted stock options in fiscal 2003.

(4) The dollar amounts (for fiscal year 2003) set forth under "All Other Compensation" include: Value of Life Insurance Premiums - Mr. Day - $1,692; Ms. Austin - $290; Mr. Defebaugh - $548; Mr. Lueken - $232; Mr. Marsico - $1,217; Mr. Mixon - $1,870; Mr. Underwood - $1,625; Management Stock Purchase Plan Distribution - Ms. Austin - $196; Mr. Marsico - $286; Make-whole payment - Mr. Lueken - $25,000; Supplemental Pension Benefits - Mr. Underwood - $61,367; Settlement - Vacation Payout - Mr. Underwood - $155,596.

(5) Mr. Marsico served as an executive officer of the Company during 2003.

(6) Mr. Underwood's employment with the Company terminated on June 25, 2003.

The following table provides information about stock option grants in 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               Percent of
                                 Total
                  Number of     Options
                 Securities    Granted to               Market
                 Underlying    Employees    Exercise   Price on                  Potential Realizable Value Assumed
                   Options     in Fiscal     Price      Date of    Expiration      at Annual Rates of Stock Price
    Name         Granted (#)      Year      ($/Sh)(1)  Grant (2)      Date          Appreciation for Option Term
    ----         ----------    ----------   --------   ---------   ----------    ----------------------------------
                                                                                     0%($)         5%($)       10%($)

J. Day            1,038,507       100%      $  10.00   $   15.00     5/6/13     5,192,535    14,989,207   30,019,225

                    519,253       100%      $  20.00   $   15.00     5/6/13             -     2,302,066    9,817,068

K. Austin                 -         -              -           -          -                           -

J. Defebaugh              -         -              -           -          -                           -

H. Lueken                 -         -              -           -          -                           -

D. Marsico                -         -              -           -          -                           -

J. Mixon                  -         -              -           -          -                           -

W. Underwood

(1) The formula for determining the exercise price of the stock options was established in the employment agreement Mr. Day entered into with the Company in January 2003, prior to our emergence from bankruptcy and the constitution of the current Compensation Committee.

(2) The market price of the stock option is based on the closing market price on the date of the grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities
                                                Underlying Unexercised              Value of Unexercised
                  Shares                        Options at Fiscal Year             In-the-Money Options at
                Acquired on      Value                  End(#)                       Fiscal Year End ($)
  Name          Exercise(#)    Realized ($)    Exercisable/Unexercisable        Exercisable/Unexercisable (1)
  ----          -----------    ------------    -------------------------        -----------------------------
J. Day               -              -                0/1,557,760                      0/23,002,925

K. Austin            -              -                          -                                 -

J. Defebaugh         -              -                          -                                 -

H. Lueken            -              -                          -                                 -

D. Marsico           -              -                          -                                 -

J. Mixon             -              -                          -                                 -

W. Underwood         -              -                          -                                 -

(1) The value of the unexercised in-the-money options are based on the closing market price as of the Company's fiscal year end.

            LONG TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR

         The table below shows the contingent target awards established for certain Named Officers with respect to Long Term Incentive Plan awards ("LTIP Awards") issued under the Kmart Holding Corporation Long Term Incentive Plan for the 2003-2005 performance period. Amounts available for LTIP Awards to executive officers are contingent upon achievement of certain levels of earnings before income, taxes, depreciation and amortization ("EBITDA"). The target amount is based on the participants' annual salary and target bonus.

                   Performance or Other Period until     Estimated Future Payouts under
   Name                  Maturation or Payout              Non-Stock Price-Based Plans
   ----            ---------------------------------     ------------------------------
                                                                  Target ($)
                                                                  ----------
J. Day                      8/1/03-1/25/06                       $ 2,000,000

K. Austin                  8/1//03-1/25/06                       $   532,500

J. Defebaugh                             -                                 -

H. Lueken                   8/1/03-1/25/06                       $   725,000

D. Marsico                               -                                 -

J. Mixon                                 -                                 -

W. Underwood                             -                                 -

                                  PENSION PLANS

         The accrual of benefits under Kmart's tax-qualified Employee Pension Plan was frozen as of January 31, 1996. Therefore, service after January 31, 1996 is not recognized for benefit accumulation purposes, but is recognized for vesting and early retirement subsidy purposes. Ms. Austin and Mr. Defebaugh are eligible to receive benefits under Kmart's frozen Employee Pension Plan. The estimated normal pension benefit accrued to age of 65 under the Employee Pension Plan for Ms. Austin is approximately $10,900 annually and for Mr. Defebaugh is approximately $13,400 annually. Mr. Underwood and Mr. Marsico are eligible to receive benefits under Kmart's frozen Employee Pension and Supplemental Pension Benefit Plans. Mr. Marsico's estimated normal pension benefit accrued to age 65 combined under the Employee Pension and Supplemental Pension Benefit Plans is approximately $46,400 annually. Mr. Underwood receives retirement benefits in the amount of approximately $112,800 annually under the Employee Pension Plan and approximately $56,600 annually under the Supplemental Pension Benefit Plan. The "final average compensation formula" is 1.50% of the average of the officer's best five compensation years prior to January 31, 1996 multiplied by years of service after age 21 and prior to January 31, 1996 up to 35 years minus 2% of the applicable Social Security benefit for each year of services up to 30 years at age 65.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table reflects information about the securities authorized for issuance under the Company's equity compensation plans as of January 28, 2004.

                                                                                  (c) Number of securities
                                                                                   remaining available for
                            (a) Number of securities                                future issuance under
                                to be issued upon        (b) Weighted-average        equity compensation
                             exercise of outstanding       exercise price of          plans (excluding
                              options, warrants and      outstanding options,      securities reflected in
      Plan Category                  rights               warrants and rights            column (a))
      -------------         ------------------------     --------------------     ------------------------
Equity compensation plans                   0                        0                          0
 approved by security
       holders

Equity compensation plans           1,557,760                  $ 13.33                          0
not approved by security
       holders

          TOTAL                     1,557,760                  $ 13.33                          0

                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

         Julian C. Day. Kmart appointed Mr. Day to the office of President and Chief Operating Officer effective April 9, 2002 and, in connection with his appointment, entered into an employment agreement with Mr. Day as of such date (the "Prior Employment Agreement"). The Prior Employment Agreement had an initial term running until April 30, 2004, with one-year extensions on each anniversary of the effective date. In addition to salary and bonus opportunities, the prior employment agreement provided for an inducement payment of $775,000; reimbursement of up to $1.5 million in respect of compensation and benefits from a previous employer forfeited by Mr. Day as a result of his being employed by Kmart; an emergence bonus to be determined in connection with the process during which Kmart's Plan of Reorganization was developed; reimbursement of relocation expenses; and cash severance in the event his employment was terminated either by Kmart without cause (other than because of disability or death), by Mr. Day under a constructive termination, or because of the expiration of the prior employment agreement. The Prior Employment Agreement provided for 24-month post-termination non-competition and non-solicitation covenants.

         Kmart appointed Mr. Day to the offices of Chief Executive Officer and President effective January 17, 2003. In connection with his appointment, Kmart and Mr. Day entered into an amended and restated employment agreement (the "Amended Agreement") effective as of such date. The Amended Agreement has a term ending on January 31, 2006, and provides for an increase of Mr. Day's base salary from $775,000 to $1 million. The Amended Agreement provides for an annual incentive award to be determined based on the Company's actual performance compared to targeted performance included in Kmart's business plan as approved as part of the Plan of Reorganization, provided that for fiscal year 2003, Mr. Day's annual cash bonus (if any) will be determined by the Compensation Committee of the Board of Directors in its discretion. In addition, under the terms of the Amended Agreement, Mr. Day received an emergence payment equal to $1 million, which was paid promptly following the Company's emergence from Bankruptcy. The Amended Agreement also provided for the grant of a 10-year option to purchase a number of shares of Kmart's common stock representing 1.5% of the fully diluted equity of Kmart as of May 6, 2003. Among other terms and conditions, the exercise price with respect to 2/3 of the shares subject to the option will be $10 per share, and the exercise price with respect to the remaining 1/3 of the shares subject to the option will be $20 per share.

         If Mr. Day's employment is terminated because of his death or the expiration of the term of the Amended Agreement, or by Kmart without cause, or by Mr. Day under a constructive termination, Mr. Day would be entitled to receive, in addition to accrued but unpaid salary and benefits under Kmart benefit plans, cash severance equal to two times his then-current base salary, plus a prorated amount of his annual bonus, based on Kmart's performance to the date of such termination of employment. Mr. Day would be entitled to the balance of any award earned but not yet paid, under the Company's long term incentive plan. Mr. Day would also be entitled to continued health and life insurance benefits for two years. The Amended Agreement further provides for 24-month post-termination non-competition and non-solicitation covenants.

         Harold W. Lueken. Kmart appointed Mr. Lueken to the office of Senior Vice President, General Counsel and Secretary effective May 12, 2003 and, in connection with his appointment, entered into an employment agreement with Mr. Lueken. Mr. Lueken's employment agreement has an initial term running until May 12, 2004, with one-year extensions on each anniversary of the effective date. Mr. Lueken's employment agreement provides for a base salary of $450,000. The employment agreement provides for an annual incentive award to be determined based on the Company's actual performance compared to targeted performance included in Kmart's business plan as approved as part of the Plan of Reorganization. If Mr. Lueken's employment is terminated because of his death or the expiration of the term of his employment agreement, Mr. Lueken would be entitled to receive accrued but unpaid salary, bonus and benefits under Kmart benefit plans and a prorated annual bonus under our bonus program for the year in which the contract was terminated, if a bonus was earned for that year. He would also be entitled to the balance of any award earned but not yet paid, under the Company's long term incentive plan. In addition to the items that Mr. Lueken would receive upon termination of his employment agreement by death or by the expiration of the contract, if Mr. Lueken's employment agreement is terminated by Kmart without cause, or by Mr. Lueken under a constructive termination, he is entitled to severance payments equal to his monthly base pay for one year, except that such severance payments shall be reduced to the extent that he earns fees, salary or wages from a subsequent employer, and a continuation of his benefits for a one year period. The employment agreement further provides for 12-month post-termination non-competition and non-solicitation covenants.

                             STOCK PERFORMANCE GRAPH

                   COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
                       Value of $100 Invested May 6, 2003

The following performance graph compares, over the period of May 6, 2003 to January 28, 2004, the performance of our common stock against the NASDAQ National Market and the S&P Retail Stores Composite Index. The graph assumes an initial investment of $100 on May 6, 2003 in our common stock, the NASDAQ National Market and the S&P Retail Stores Composite Index.

                              [PERFORMANCE GRAPH]

                                     [DIAMOND BOX]- Kmart Holding Corporation
                                     [SQUARE BOX] - NASDAQ Composite Index
                                     [TRIANGULAR BOX]-S&P Retail Composite Index

                       2005 ANNUAL MEETING OF SHAREHOLDERS

                              ACTION FROM THE FLOOR

         Shareholder proposals to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting must be received by the Corporate Secretary at the following address: Kmart Resource Center, 3100 W. Big Beaver Road, Troy, Michigan 48084, no later than 5 p.m. eastern time on November 24, 2004.

                              SHAREHOLDER PROPOSALS

         If a shareholder fails to meet this deadline, under applicable rules of the Securities and Exchange Commission, the Company's management may vote proxies in their discretion with respect to any such proposal. A shareholder may otherwise propose business for consideration at the annual meeting without seeking to have the proposal included in the Proxy Statement. The Company must receive notice of the proposal on or prior to November 24, 2004.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company's directors and officers regarding the necessity of filing a report, the Company believes that during fiscal 2003 all filing requirements were met on a timely basis.

                             SOLICITATION OF PROXIES

         We will pay the cost to solicit proxies. Directors and officers of Kmart and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the Internet.

                                    IMPORTANT

         The interest and cooperation of all shareholders in the affairs of Kmart are considered to be of the greatest importance by your management. Even though you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the internet.

                                                                      APPENDIX A

                                                                   June 25, 2003

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                          OF KMART HOLDING CORPORATION

PURPOSE

The Audit Committee is appointed by the Board of Directors (the "Board") of Kmart Holding Corporation (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, (4) the effectiveness of the Company's internal control structure, and (5) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

GUIDING PRINCIPLES

The Audit Committee is dedicated to fostering a proper control structure in the Company, from the environment in which the controls operate to the activities that are performed on a daily basis. The Audit Committee will support management and the Company's internal audit function to assess, develop, implement and monitor controls over critical business processes to ensure effective and efficient operations, reliable financial reporting, compliance with laws and regulations and the safeguarding of the Company's assets.

With regard to financial reporting, the guiding principles to be considered by the Audit Committee in carrying out its responsibilities in reviewing a particular matter shall include consideration of (1) whether the financial statements fairly present the results of operations of the Company in accordance with generally accepted accounting principles; (2) whether the treatment of the matter is consistent with the Company's practices in prior accounting periods;
(3) whether the presentation of the matter is reasonably comprehensive under the circumstances; (4) whether the disclosure regarding the matter contains any material misstatement or fails to disclose a matter which reasonably would be considered material to the Company's stakeholders; and (5) whether the presentation varies in a material way from principles of convention or conservatism.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall satisfy the independence and experience requirements of the NASDAQ Stock Market ("NASDAQ"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission, in each case with respect to audit committees. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS

The Audit Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors as set forth in Section 10A(m)2 of the Exchange Act (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.       Review and discuss quarterly reports from the independent auditors on:

                  a. All critical accounting policies and practices to be used.

                  b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company's Relationship with the Independent Auditor

10.      Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Ensure the rotation of the audit partners if and as required by law, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

15. Review the appointment and replacement of the senior internal auditing executive.

16. Review the significant reports to management prepared by the internal auditing department and management's responses.

17. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Effectiveness of Internal Controls

18. Review management's plan for establishing and maintaining internal controls, the framework used to evaluate its control structure and management's subsequent assessment of the effectiveness of the internal controls.

19. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Compliance Oversight Responsibilities

20. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

21. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

22. To the extent required by NASDAQ rules, approve all related party transactions.

23. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

25. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

                                                                      APPENDIX B

                            KMART HOLDING CORPORATION
                            LONG TERM INCENTIVE PLAN

1.       DEFINITIONS: As used herein, the following definitions shall apply:

         (a) "Award" shall mean the right to receive incentive compensation granted to a Participant under the Plan subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

         (b) "Committee" shall mean a committee consisting of two or more members of the Board of Directors of the Corporation, each of whom shall be an "outside director" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations thereunder, as appointed by the Board of Directors of the Corporation to administer the Plan.

         (c) "Corporation" shall mean Kmart Holding Corporation, a Delaware corporation, or any successor thereof.

         (d) "Participant" shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes a key employee of the Corporation or any Subsidiary.

         (e) "Plan" shall mean this Kmart Holding Corporation Long Term Incentive Plan.

         (f) "Subsidiary" shall mean any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein possessing more than twenty-five percent (25%) of the combined voting power of all classes of stock or other ownership interest.

         (g) "Pro rata" shall mean (i) the amount of Award Participant would have been had he remained employed by the Corporation or a Subsidiary through the end of the Corporation's fiscal 2005 year at the same salary and target bonus as in effect at the time of Participant's employment termination,
(ii) multiplied by a fraction (A) the numerator of which is the number of days from and including the date of this Agreement to and including the date of Participant's employment termination, and (B) the denominator of which is the number of days from and including the date of this Agreement to and including the last day of the Corporation's 2005 fiscal year.

2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Corporation, to facilitate attracting and retaining key employees with exceptional abilities, and to create a distinct compensation advantage by offering key employees of the Corporation and its Subsidiaries the opportunity to earn above market compensation for causing excellent financial performance results of the Corporation and its Subsidiaries.

3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the amount or maximum amount of Awards to be granted to each such person or class of persons, and the other terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. QUALIFIED PERFORMANCE-BASED COMPENSATION: Awards under the Plan are intended to constitute qualified performance-based compensation for purposes of
Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of the Plan shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of the Plan or the terms of Awards to the extent the Committee determines, in its discretion, that such revision or modification is necessary for such Awards to constitute qualified performance-based compensation.

6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its discretion, those individuals who are or who become key employees of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes a key employee of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the maximum amount payable under such Awards.

7. WRITTEN AGREEMENT: Each Award granted under the Plan shall be evidenced by a written agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. BUSINESS CRITERIA: The performance goal applicable to an Award to a Participant shall be based upon one or more of the following business criteria: free cash flow, cash flow return on investment, stock price, market share, expense management, sales, revenues, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on equity, total stockholder return, net income, working capital turnover, inventory or receivable turnover, store closings or openings, and/or margins of the Corporation, a Subsidiary or a division or unit thereof. The specific targets and other details of a performance goal shall be established by the Committee in its discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

9. PREESTABLISHED PERFORMANCE GOALS: The performance goal applicable to an Award to a Participant shall be established by the Committee in writing no later than the earlier of (i) ninety (90) days after commencement of the period of service to which the performance goal relates, or (ii) expiration of the first twenty-five percent (25%) of such period of service. Notwithstanding the preceding sentence, however, there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

10. OBJECTIVE COMPENSATION FORMULA: A performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the amount payable to a Participant under an Award if the goal is attained. The terms of an objective formula or standard must preclude discretion to increase the amount payable that would otherwise be due to a Participant under an Award upon attainment of a performance goal, although the Committee may exercise negative discretion to reduce or eliminate the amount otherwise due upon attainment of a performance goal, provided that the exercise of such discretion with respect to one Participant does not result in an increase in the amount payable to another Participant. The Committee may prescribe a formula or standard under which the amount payable to a Participant under an Award upon attainment of the applicable performance goal is based, in whole or in part, on a percentage of salary, base pay and/or target bonus even though the dollar amount of the salary, base pay and/or target bonus is not fixed at the time the performance goal is established, provided, however, that the maximum dollar amount payable to any Participant under an Award containing such a formula or standard may not exceed $25 million in any one fiscal year of the Corporation.

11. PAYMENT OF AWARD: Unless otherwise determined by the Committee, if the Plan is meeting its goals at the time an employee leaves for death, disability, retirement and termination without cause, payment of an Award shall be made on a Pro rata basis when other employees become eligible for payment under the Plan.

12. FORM OF PAYMENT: The amount payable to a Participant under an Award shall be paid in cash, provided, however, subject to the provisions of this Paragraph 12, a Participant may elect to receive all or a portion of the payment in the form of stock of the Corporation having a value equal to the amount otherwise payable to the Participant in cash on the date the cash payment otherwise would be made to the Participant. Any shares of stock of the Corporation transferred to a Participant in payment of all or a portion of an Award shall consist of previously outstanding shares that have been reacquired by the Corporation. Notwithstanding the foregoing, no fractional shares shall be transferred to a Participant and, prior to the transfer of shares to a Participant, no Participant shall have any of the rights of a shareholder of the Corporation in respect of shares that are or could be issued under an Award until the actual issuance of the shares to a Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares. Moreover, any shares issued to a Participant in payment of an Award shall be subject to the restrictions and provisions of Paragraph 15 of the Plan, as well as any additional restrictions or provisions determined by the Committee in its discretion. In addition, the Corporation may decline to honor a Participant's election to receive payment of an Award in stock under circumstances where it would be unlawful for the Corporation to acquire its own stock to honor such election.

13. TRANSFER OF AWARDS: Unless otherwise determined by the Committee, an Award or rights therein granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual payment is made to the Participant under the Award.

14. TERMINATION OF EMPLOYMENT: Except as otherwise determined by the Committee or as provided in Paragraph 11, (i) as a condition to participation in the Plan, each Participant shall remain in the continuous employ of the Corporation or a Subsidiary for the entire performance period applicable to an Award, and (ii) if a Participant does not remain in the continuous employ of the Corporation or a Subsidiary for the entire performance period for any reason whatsoever, all rights of the Participant under the Plan shall terminate and have no further force or effect and the Participant shall not be eligible for or in any way entitled to any amount pursuant to an Award granted under this Plan.

15. INVESTMENT PURPOSE: If the Committee, in its discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

16. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time with or without cause.

17. WITHHOLDING PAYMENTS: If, upon the payment under an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee's discretion, either the Corporation shall appropriately reduce the amount of cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Committee may make such other arrangements with respect to income or employment tax withholding as it shall determine.

18. UNFUNDED STATUS OF AWARDS: The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to an Award granted under the Plan (including any payments not yet made to a Participant on account of the Participant making a deferral election pursuant to Paragraph 11), nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

19. GOVERNING LAW: The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Michigan without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

20. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to shareholder approval of the Plan. Without limitation, no payment may be made under an Award until after such shareholder approval is obtained. Re-approval of the Plan by the shareholders of the Corporation shall be sought on or before the first meeting of the shareholders of the Corporation that occurs in the fifth year following the year in which the shareholders initially approve or subsequently re-approve the Plan, if the Committee determines that such shareholder re-approval of the Plan is necessary to permit Awards made after such date to qualify as qualified performance-based compensation under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder.

21. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation, provided that the termination of the Plan shall not affect the validity of any Award outstanding on the date of termination. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors of the Corporation shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum amount which may be paid during any fiscal year to any one Participant pursuant to Awards granted to such Participant pursuant to the Plan, change the persons or class of persons eligible to be Participants under the Plan, or establish additional and different business criteria on which performance goals are based, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

                                                                      APPENDIX C

                            KMART HOLDING CORPORATION
                           ANNUAL INCENTIVE BONUS PLAN

1. PURPOSES; CONSTRUCTION.

         The purposes of the Kmart Holding Corporation Annual Incentive Bonus Plan (the "Plan") are to attract and retain highly-qualified management associates by providing appropriate performance-based short-term incentive awards, to align management and stockholder interests by creating a direct link between management compensation and stockholder return, and to provide incentives to managers to contribute to the success of the Company. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2. DEFINITIONS.

         As used in this Plan, the following words and phrases shall have the following meanings:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to this Plan; the payment of any such award shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" shall mean the Compensation Committee of the Board, or, to the extent required by Section 162(m) of the Code, a subcommittee thereof consisting of at least two members of the Committee who are "outside directors" within the meaning of such Code provision.

         (e) "Company" shall mean Kmart Holding Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

         (h) "Participant" shall mean an employee of the Company or one of its Subsidiaries who is eligible to participate herein pursuant to Article 3 hereof and for whom a target Bonus is established with respect to the relevant Plan Year.

         (i) "Performance Goal(s)" shall mean the criteria and objectives which must be met during a Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Article 5 hereof.

         (j) "Plan" shall mean this Kmart Holding Corporation Annual Incentive Bonus Plan, as amended from time to time.

         (k) "Plan Year" shall mean the Company's fiscal year.

         (l) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its officers or employees participate in the Plan.

3. ELIGIBILITY.

         To be eligible to participate in the Plan for any particular Plan Year, an individual must: (1) be employed by Company or a Subsidiary during the Plan Year; and (2) receive a letter signed by a Vice President, Divisional Vice President or Director of the Company or employing Subsidiary (or an authorized designee of any such person) notifying the individual of his or her eligibility to participate in the Plan for the Plan Year and the amount of the target Bonus established for that individual with respect to the Plan Year. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to determine eligibility for participation in the Plan. In determining the persons to whom Bonuses will be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

4. NO STOCK SUBJECT TO PLAN.

         No shares of any Stock shall be reserved for, or issued under, the Plan.

5. PERFORMANCE GOALS.

         Performance Goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Company, the Subsidiaries, subdivisions thereof, or any combination of the foregoing; (iii) expense reduction levels; and/or (v) changes in market price of the stock of the Company. To the extent applicable, any such Performance Goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different goals may be applicable to different Participants.

6. BONUSES.

         (a) In General. For each Plan Year, the Committee shall specify the Performance Goal(s) applicable to each Participant for such Plan Year and the amount of, or the formula for determining, the target Bonus for each Participant with respect to such Plan Year. A Participant's target Bonus for each Plan Year shall be expressed as either a dollar amount or as a percentage of the salary midpoint for the Participant's salary grade. Unless otherwise provided by the Committee in its discretion in connection with terminations of employment, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goal(s) with respect to such Plan Year are attained and only if the Participant is employed by the Company or a Subsidiary on the last day of the Plan Year. The actual amount of Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage shall vary depending upon the extent to which the Performance Goal(s) have been attained. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

         (b) Special Limitation on Certain Bonuses. Notwithstanding anything to the contrary contained in this Article 6, the actual Bonus paid to the Company's Chief Executive Officer under the Plan for any Plan Year may not exceed three times the salary midpoint for the salary grade of the Chief Executive Officer, as determined by the Committee prior to the beginning of such Plan Year based on competitive data, including a survey of comparable companies, which amount shall not exceed $5 million in any one fiscal year of the Corporation; and the Bonus for each other Covered Employee under the Plan may not exceed two times the salary midpoint (as of the beginning of such Plan Year) for such Covered Employee's salary grade, as so determined by the Committee prior to the beginning of such Plan Year, which amount shall not exceed $4 million in any one fiscal year of the Corporation.

         (c) Time of Payment. Unless otherwise determined by the Committee, all payments in respect of Bonuses granted under this Article 6 shall be made within a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment, such payments shall be made only after achievement of the Performance Goal(s) has been certified by the Committee.

7. ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority: to determine eligibility for participation in the Plan; to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in Performance Goals in response to changes in applicable laws, regulations or accounting principles except as otherwise provided in Section 6(a) hereof; to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may remove one or more Committee members at such times and places as it shall deem advisable. The Committee shall hold its meetings at such times and places as it shall deem advisable. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, a Subsidiary, a Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

8. GENERAL PROVISIONS.

         (a) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

         (b) No Right to Continued Employment. Nothing in the Plan or in any Bonus granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate such Participant's employment.

         (c) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

         (d) Amendment and Discontinuance of the Plan. The Board may at any time and from time to time alter, amend, suspend or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.

The Committee may also make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment, suspension or discontinuance of the Plan shall affect adversely any of the rights of any Participant under any Bonus theretofore granted hereunder without the consent of such Participant.

         (e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment of Participants.

         (f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

         (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Michigan without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

         (h) Effective Date; Approval of Stockholders. The Plan shall be effective as of its adoption by the Board, but the Plan (and any grants of Bonuses made prior to the stockholder approval described in this Section 8(h)) shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any such Bonuses shall be null and void.

         (i) Interpretation. The Plan is designed and intended to comply with
Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

                                ADMISSION TICKET

                NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Kmart Holding Corporation will be held on Tuesday, May 25, 2004, 10:00 a.m., Eastern Time, at the Kmart Resource Center, 3100 W. Big Beaver Road, Troy, Michigan.

There are 2 proposals to be voted on at the Meeting:

1.   Ratification of appointment of BDO Seidman, LLP as independent auditors.

2.   Approval of incentive plans and grant of shares.

We will also transact any other business properly brought before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

If you were a shareholder of record at the close of business on March 26, 2004, you are entitled to vote at the Annual Meeting.

                                        By order of the Board of Directors

                                        Harold W. Lueken
                                        Senior Vice President, General Counsel
                                        and Secretary

                                  DETACH HERE

                            PROXY/VOTING INSTRUCTION
                       SOLICITED BY THE BOARD OF DIRECTORS

                            KMART HOLDING CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2004

The undersigned hereby appoints Julian C. Day and Harold W. Lueken, and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and to vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held Tuesday, May 25, 2004 (the "Meeting"), and at any adjournment thereof, as indicated on the reverse side of this card with respect to Proposals 1 and 2, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

          IMPORTANT: UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE
               MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?
____________________________________         ___________________________________
____________________________________         ___________________________________
____________________________________         ___________________________________

                                                             2004 ANNUAL MEETING
[KMART(R) LOGO]                                                 ADMISSION TICKET
                                             This ticket will admit shareholder.

c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

ANNUAL MEETING OF SHAREHOLDERS

TIME:  Tuesday, May 25, 2004, 10:00 a.m., Eastern Time
PLACE: Kmart Resource Center
       3100 West Big Beaver Road
       Troy, Michigan

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

        VOTE-BY-INTERNET               OR        VOTE-BY-TELEPHONE
      [PICTURE OF COMPUTER]                    [PICTURE OF TELEPHONE]

1.  LOG ON TO THE INTERNET AND GO TO       1.  CALL TOLL-FREE
    http://www.eproxyvote.com/kmrt             1-877-PRX-VOTE (1-877-779-8683)

2.  FOLLOW THE EASY STEPS OUTLINED ON      2.  FOLLOW THE EASY RECORDED
    THE SECURED WEBSITE.                       INSTRUCTIONS

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

    PLEASE MARK
[X] VOTES AS IN        [ ]                                    L 2129
    THIS EXAMPLE.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                               FOR AGAINST ABSTAIN

1. Ratification of appointment of BDO        [ ]  [ ]  [ ]
   Seidman, LLP as independent auditors.

2. Approval of incentive plans and           [ ]  [ ]  [ ]
   grant of shares.

                                         Mark here if you plan to attend the
                                         meeting.

                                         Mark here if an address change or
                                         comment has been noted on the reverse
                                         side of this card.

                                         Please sign exactly as the name appears
                                         on your account. If the shares are
                                         registered in the names of two or more
                                         persons, each should sign. If acting as
                                         attorney, executor, trustee or in
                                         another representative capacity, sign
                                         name and title.

Signature:____________ Date:___________  Signature:________________ Date:______